CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Travel Hunt Holdings, Inc. (the "Company") on Form 10-QSB for the period ending January 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nancy Reynolds, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Nancy Reynolds
--------------------------
Nancy Reynolds
Chief Executive Officer
Chief Financial Officer

March 10, 2004

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Sec.1350 and is not being filed as part of the Report or as a separate disclosure document.